Exhibit 21.

Subsidiaries of First Litchfield Financial Corporation at December 31, 2008:

                                                              Percent
                                                              Owned By
                                                              First Litchfield
                                    Incorporated In           Financial
Subsidiary                          The State of:             Corporation
----------                          -------------             -----------

The First National Bank of           Connecticut              100%
Litchfield




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